Exhibit 10.4
                          TRANSITION SERVICES AGREEMENT


                                  by and among


              CPP HOLDINGS LIMITED and CPP US OPERATIONS GROUP, LLC


                                       and


               METRIS COMPANIES INC. and MES INSURANCE AGENCY, LLC






                                TABLE OF CONTENTS

                                                                         Page

1.       Definitions......................................................1

2.       Provision of Services............................................3

         2.1      Scope of Metris Services................................3

         2.2      Scope of CPP Services...................................3

         2.3      Termination/Reduction...................................3

         2.4      Third Party Providers...................................4

         2.5      Additional Transitional Services........................5

         2.6      Assistance. ............................................5

3.       Term.............................................................5

4.       Payment for Services.............................................5

         4.1      Fees and Costs..........................................5

         4.2      Payment.................................................6

         4.3      Late/Non-Payment........................................7

         4.4      Expanded Services.......................................7

         4.5      Disputed Amounts........................................7

         4.6      Overpayments and Underpayments..........................8

5.       Compliance with Laws.............................................8

6.       Audit............................................................8

7.       Staffing Plans...................................................9

8.       Confidentiality and Data Security................................9

9.       Non-solicitation of Employees....................................9

10.      Intellectual Property Rights....................................10

         10.1     License to Metris Companies............................10

         10.2     License to CPP Companies...............................11

         10.3     Ownership of Metris System.............................11

         10.4     Ownership of Intellectual Property.....................11

         10.5     No Representations or Warranties as to Intellectual Pro11

11.      Representations and Warranties..................................11

         11.1     Metris. ...............................................12

         11.2     CPP....................................................12

12.      Indemnities.....................................................12

         12.1     Indemnity by Metris....................................12

         12.2     Indemnity by CPP.......................................13

         12.3     Procedure for Indemnification..........................13

13.      Termination.....................................................16

         13.1     By CPP.................................................16

         13.2     By Metris..............................................16

14.      Performance Review Committee....................................16

15.      Consequences of Expiration or Termination.......................17

16.      General.........................................................17

         16.1     Notices................................................17

         16.2     Assignment.............................................18

         16.3     Benefit of the Agreement...............................18

         16.4     Headings...............................................19

         16.5     Entire Agreement.......................................19

         16.6     Modifications and Waivers..............................19

         16.7     Counterparts...........................................19

         16.8     Severability...........................................19

         16.9     Governing Law..........................................19

         16.10    Expenses...............................................19

         16.11    JURISDICTION; WAIVER OF JURY TRIAL; VENUE..............19

         16.12    No Partnership, Agency or Joint Venture................20

         16.13    Exhibits and Schedules.................................20

         16.14    Force Majeure..........................................20

         16.15    Survival...............................................21

         16.16    Order of Precedence....................................21



                         TRANSITION SERVICES AGREEMENT


         This Transition Services Agreement (this "Agreement") is entered into as of July 29, 2003 by and among CPP Holdings Limited, a private limited liability company organized under the laws of England and Wales whose registered office is at Holgate Park, York, United Kingdom YO26 4GA "CPP Parent"), CPP US Operations Group, LLC, a Delaware limited liability company whose principal place of business is at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305 ("Operating Entity" and, together with CPP Parent, "CPP"), and Metris Companies Inc., a Delaware corporation ("MCI"), and MES Insurance Agency, LLC, a Minnesota limited liability company ("MES" and, together with MCI, "Metris"). each having its principal place of business at 10900 Wayzata Boulevard, Minnetonka, Minnesota 55305.

                                    RECITALS

     WHEREAS, CPP and MCI are parties to that certain Asset Purchase Agreement dated July 29, 2003, by and among MCI, Metris Direct, Inc., Metris Direct Services, Inc., Metris Travel Services Inc., Metris Club Services, Inc., Metris Warranty Services, Inc., and Metris Warranty Services of Florida, Inc. (collectively "Sellers"), CPP Parent and Operating Entity, (the "Asset Purchase Agreement"), pursuant to which Sellers have agreed to sell, and CPP has agreed to acquire, the Purchased Assets of the Business (as such terms are defined in the Asset Purchase Agreement);

     WHEREAS, Metris has been, directly or indirectly through its Affiliates (as such term is defined in the Asset Purchase Agreement), providing materials, goods and services to the various entities operating the Business;

     WHEREAS, as part of the transactions contemplated by the Asset Purchase Agreement, the parties have agreed that, as of and after Closing (as such term is defined in the Asset Purchase Agreement), Metris will, and will cause the other Metris Companies (as hereinafter defined) to, continue to provide certain materials, goods and services to the CPP Companies (as hereinafter defined) in relation to the operation of the Business on the terms and conditions set forth in this Agreement;

     WHEREAS, Metris Companies have been servicing certain programs and accounts (the "Serviced Accounts") which CPP agrees to service after the date hereof; and

     WHEREAS, as part of the transactions contemplated by the Asset Purchase Agreement, the parties have further agreed that, as of and after Closing, the CPP Companies will provide certain materials, goods and services to the Metris Companies in relation to the CPP Companies servicing the Serviced Accounts for the Metris Companies on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. All capitalized terms used and not otherwise defined in this Agreement have the meanings assigned to such terms in the Asset Purchase Agreement. The following terms have the following meanings as used in this
Agreement:

1.1 "CPP Companies" means CPP, its subsidiaries and the entities owned or controlled by CPP and its subsidiaries, that at any time during the relevant Transition Periods own, operate, control license, lease or hold assets that are used in, or relate to, the Business.

1.2 "CPP Service" or "CPP Services" means one or more of the services, goods and materials to be provided by the CPP Companies, or by any third-party providers, advisors or consultants on behalf of the CPP Companies, to Metris Companies, in relation to the servicing of the Serviced Accounts only, as described in Schedule B and the applicable portions of Schedule C.

1.3 "Employee Leasing Agreement" means that certain Employee Leasing Agreement by and among the parties hereto dated July 29, 2003

1.4 "Escrow Agreement" means that certain Escrow Agreement dated July 29, 2003, by and among HSBC Bank, USA, a New York banking corporation (the "Escrow Agent"), Sellers, CPP Parent and Operating Entity.

1.5 "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, domain names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation and object and source codes), (g) all other proprietary rights, (h) all copies, whether in magnetic format or hard copy, and tangible embodiments thereof (in whatever form or medium) and (i) all rights of action arising therefrom, all claims by reason of infringement thereof, and the right to sue and collect damages for such infringement.

1.6 "Leased Employees" means those employees that were employees of one of the Metris Companies prior to Closing, and after Closing will be employed by Metris Companies but leased to CPP in the Business, as more fully described in the Employee Leasing Agreement.

1.7 "Losses" shall mean all losses, liabilities, damages and claims (including taxes), and all related costs and expenses (including all fees and expenses of counsel, investigators, expert witnesses, accountants and other professionals, reasonable travel and other out-of-pocket expenses incurred in connection with the investigation of any pending or threatened claims or preparation for any pending or threatened litigation or other proceeding).

1.8 "Metris Companies" means MCI and its Affiliates including, without limitation, MES.

1.9 "Metris Service" or "Metris Services" means all services, goods and materials provided by Metris Companies, or by any third-party providers, advisors or consultants on behalf of a Metris Company, to the Business, as described in Schedule A and the applicable portions of Schedule C.

1.10 "Transition Period" means, with respect to a given Metris Service or CPP Service, the period commencing on the Closing Date and ending eighteen (18) months thereafter unless a different term is specified in relation to the applicable Metris Service in Schedule A or CPP Service in Schedule B, in each case as such date may be accelerated or extended from time to time in accordance with the terms of this Agreement.

2. Provision of Services.

2.1 Scope of Metris Services. As of the Closing Date, Metris shall, and shall cause each other Metris Company to, provide to the CPP Companies the Metris Services in relation to the operation of the Business only, pursuant to applicable service levels set forth in Schedule A and the applicable portions of Schedule C on the terms and subject to the conditions stated herein and therein, as they may be supplemented, amended or replaced by agreement of Metris and CPP during the relevant Transition Periods. Except as otherwise expressly provided herein, during the relevant Transition Periods, the Metris Companies shall continue to provide to the CPP Companies the Metris Services at a level and in a manner and a time frame consistent with the level, manner and time frame at which such Metris Services were provided in connection with the operation of the Business prior to the Closing Date.

2.2 Scope of CPP Services. As of the Closing Date, CPP shall, and shall cause each other CPP Company to, provide to the Metris Companies the CPP Services in relation to the servicing of the Serviced Accounts only, pursuant to applicable service levels set forth in Schedule B and the applicable portions of Schedule C and on the terms and subject to the conditions stated herein and therein, as they may be supplemented, amended or replaced by agreement of CPP and Metris during the relevant Transition Periods. Except as otherwise expressly provided herein, during the relevant Transition Periods, the CPP Companies shall continue to provide to Metris the CPP Services at a level and in a manner and a time frame consistent with the level, manner and time frame at which substantially similar services were provided in connection with the operation of the applicable Metris business functions prior to the Closing Date.

2.3 Termination/Reduction. Notwithstanding the foregoing but subject to Section 4.1, Section 13.1 and Section 13.2, and with the exception of services provided pursuant to the Employee Lease Agreement, which may not be reduced or terminated prior to the expiration of the term set forth therein, at any time after the date hereof and from time to time: 1) CPP may elect to terminate in whole or in part any Metris Services or reduce the scope and duration of any of the Metris Services, by identifying which Metris Services it elects to so terminate or reduce by giving written notice to Metris at least 60 days prior to the effective date of any such termination or reduction (a "Modification Notice") and 2) Metris may elect to terminate in whole or in part any CPP Services or reduce the scope and duration of any of the CPP Services, by identifying which CPP Services it elects to so terminate or reduce by giving a Modification Notice to CPP at least 60 days prior to the effective date of any such termination or reduction. Any termination or reduction in CPP Services or Metris Services proposed pursuant to this paragraph 2.3 shall be subject to review by the Performance Review Committee (as defined in paragraph 14) which shall determine the reduction in fees and/or costs, as applicable, resulting from such termination or reduction. In the event the Performance Review Committee fails to reach a mutually acceptable resolution with respect to such reduction in fees and/or costs, the associated proposed termination or reduction shall not become effective and the Metris Services or CPP Services, as applicable, shall continue at then-current pricing levels.

2.4 Third Party Providers. (a) To the extent that any of the Metris Services or CPP Services were, prior to the date hereof, and are to be provided under the terms of this Agreement, in whole or in part pursuant to an agreement with a third-party provider, advisor or consultant, Metris or CPP, as applicable, will, and will cause the other Metris Companies or CPP Companies, as applicable, to use its (and their) commercially reasonable best efforts to obtain any necessary consents, waivers and modifications from such third-party provider, advisor or consultant in order to perform the applicable Metris Services or CPP Services described herein Notwithstanding the foregoing, (i) no Metris Companies will engage any third-party provider, advisor or consultant to provide hereunder any of the Metris Services that were provided to the Business prior to the date hereof by a Metris Company without CPP's prior written consent, unless any such provider, advisor or consultant is otherwise engaged by Metris to provide such Metris Services for Metris' Affiliates; and (ii) no CPP Companies will engage any third-party provider, advisor or consultant to provide hereunder any of the CPP Services that were provided prior to the date hereof by a Metris Company without Metris' prior written consent.

          (b) If, at the end of the applicable Transition Period for Metris Services and/or CPP Services which are provided on behalf of Metris or CPP by a third-party provider, advisor or consultant, Metris or CPP desire to take over or continue the relationship with the applicable third-party provider, advisor or consultant, and (i) the agreement with the third party is not used by Metris or CPP, as applicable, other than to provide the Metris Services or CPP Services, as applicable, then Metris or CPP shall, at the option of the party to which the Agreement is proposed to be transferred, transfer such agreement to the appropriate CPP
               Company or Metris Company as soon as practicable after the Transition Period (provided that such transfer is permitted by the third party), in which case such CPP Company will assume the Metris Companies' obligations under such agreement, or such Metris Company will assume the CPP Companies' obligations under such agreement, as applicable, as of and after the date of transfer; or (ii) the agreement with the third party is used by Metris or CPP, as applicable, in the provision of the Metris Services or CPP Services, as applicable, as well as in other business of the Metris Companies or CPP Companies, then (A) Metris shall use reasonable efforts at CPP's expense to assist CPP in negotiating its own arrangement with the third-party provider, advisor or consultant who provided the Metris Services to the CPP Companies; and/or (B) CPP shall use reasonable efforts at Metris' expense to assist Metris in negotiating its own arrangement with the third-party provider, advisor or consultant who provided the CPP Services to the Metris Companies.

          (c) If after using commercially reasonable efforts to obtain consent, waiver or modification from the third party, as described in clause (a) above, the Metris Companies or CPP Companies, as applicable, fail to obtain any necessary consent, waiver or modification from any third-party provider, advisor or consultant, Metris/CPP shall notify the other party of such failure and shall reasonably cooperate, and cause the other Metris Companies or CPP Companies, as applicable, to reasonably cooperate, with the CPP Companies or Metris Companies, as applicable, to arrange a mutually agreeable alternative to enable the CPP Companies or the Metris Companies to continue to obtain the Metris Services or CPP Services, as applicable.

2.5 Additional Transitional Services. Subject to Section 11.1, the parties acknowledge that the transition matters detailed in this Agreement may not specifically include all of the transition matters that the parties will encounter in connection with separating the operations of the Business from Metris Companies after the Closing. In the event and to the extent additional transition issues and matters are encountered by the parties after the date hereof, all such transition issues and matters (unless otherwise specifically dealt with in this Agreement) shall be resolved by the cooperative and good faith efforts and negotiations of the parties, with a view towards the orderly transition, transfer and conversion of the matters to each party as soon as practicable but with the least disturbance and disruption to the operations and business of the CPP Companies and Metris Companies. If the parties agree that either party shall provide additional or different services, the parties shall set forth such agreement in a separate statement of work attached to and made a part of this Agreement.

2.6 Assistance. Each party shall, and shall cause the other Metris Companies or CPP Companies as applicable, to cooperate and provide such assistance as is reasonably required for the other party to provide their services in the manner required by this Agreement.

3. Term. The term of this Agreement shall commence on the Closing Date and shall expire on the last day of the longest Transition Period, unless terminated earlier in accordance with this Agreement (the "Term"). The parties may mutually agree in writing to extend the expiration of any of the Transition Periods.

4. Payment for Services.

4.1 Fees and Costs. Payment to MCI for Metris Services described in Schedule A shall be three million five hundred thousand dollars US ($3,500,000.00) (allocated to various service areas as described in Schedule A-6) on an annual basis payable in monthly installments of $291,666.67 each subject to adjustment based on the level of services as provided for in this Agreement. CPP's obligation to compensate MCI for Metris Services described in Schedule A shall be waived by Metris and Metris shall provide such Metris Services to CPP without charge for the period beginning on the effective date of this Agreement through September 30, 2003. Payment to MCI for Metris Services described in Schedule C shall be as set forth in the applicable portions thereof. The fees and costs to be paid by Metris to a CPP Company for each CPP Service provided hereunder shall be the amount listed in the Fees and Costs cell in the table pertaining to such CPP Service in Schedule B or the applicable portion of Schedule C (the "Fees and Costs"). If CPP or Metris terminates or reduces, in accordance with Section 2.3, any Metris Services or CPP Services, as applicable, in whole or in part, the Fees and Costs for such services after the date of termination or reduction, or the proportional amount thereof attributable to the portion of each service being terminated or reduced (as such amounts may be calculated with reasonable certainty to the mutual satisfaction of the parties, or otherwise determined by the Performance Review Committee) shall no longer be payable following the effective date of such termination or reduction.

All payments required to be delivered to MCI by CPP hereunder will instead be paid directly to the Escrow Agent, to be held in escrow in accordance with the terms of the Escrow Agreement, until such time as the Escrow Agent shall have received from CPP aggregate payments in an amount equal to $2,500,000 (the "Escrow Cap"); provided, however, that to the extent CPP shall, at any time prior to delivery to the Escrow Agent of aggregate payments equal to the Escrow Cap, have any Claim (as defined in the Escrow Agreement) against any Metris Company, the amount of any such Claim shall likewise be paid into the Escrow Fund, but shall not be included in determining whether the amount held in the Escrow Fund has reached the Escrow Cap. Following the Escrow Agent's receipt of aggregate payments in an amount equal to the Escrow Cap and any Claim amounts, if applicable, CPP shall remit all payments owed to Metris hereunder directly to MCI; provided, however, that to the extent CPP has remitted to the Escrow Agent payments equal to the Escrow Cap and any Claim amounts, if applicable, and CPP thereafter has a Claim for any amount against any Metris Company, CPP shall remit to the Escrow Agent payments otherwise owed to MCI hereunder until the amount of the Escrow Fund is equal to the Total Funding Requirement (as defined in the Escrow Agreement).

4.2      Payment.

(a) Within 15 days of the end of each calendar month, Metris shall, on behalf of itself and each Metris Company, submit to CPP for payment its billing invoice setting forth the amount of the applicable Fees and Costs plus any other payments due in connection therewith and identifying the Metris Services rendered to which the invoice relates in the prior calendar month as described in Section 4.1 above.
(b) Within 15 days of the end of each calendar month, CPP shall, on behalf of itself and each CPP Company, submit to Metris (i) for payment its billing invoice setting forth the amount of the applicable Fees and Costs plus any other payments due in connection therewith and identifying the CPP Services rendered to which the invoice relates in the prior calendar month as described in Section 4.1 above.
(c) Each party's statement for services rendered will specify the charge for each of the services provided and costs incurred in connection therewith during the relevant prior calendar month. Each such statement will segregate services and costs by service type as described in Schedule A and Schedule B hereto, as applicable and shall specify the nature of the services provided and costs incurred in connection therewith and will contain or be followed by reasonable supporting detail.
(d) Subject to Section 4.1 hereof, payment in respect of any invoice shall be made by the applicable party within 30 days after the date of receipt of such invoice (the "Payment Period"). Delivery of (i) receivables received by any Metris Company during the prior calendar month which are due to CPP shall be made by such Metris Company simultaneously with delivery of its statement under (a) above and (ii) receivables received by CPP during the prior calendar month which are due to Metris shall be made by CPP simultaneously with delivery of its statement under (b) above; provided, however, that in each case, delivery of such receivables shall be subject to the provisions regarding disputed amounts under Section 4.5; and provided, further, that each party shall be entitled to withhold any such receivables to the extent the other party has failed to provide Metris Services or CPP Services, as applicable, or has failed to comply with its obligations hereunder.

4.3 Late/Non-Payment. If any amounts due hereunder have not been received by the due date, such overdue amounts shall bear interest from the due date at the rate of 1.5% per month, or portion thereof, or the highest rate permitted by law, whichever is lower, until paid in full.

4.4 Expanded Services. In the event that CPP or the CPP Companies expand their operations during the Term through the acquisition of new businesses or companies or growth in the Business materially exceeding budgeted growth, such that the services required by CPP or the CPP Companies with respect to the Business exceed the scope or extent of the Metris Services then being provided in accordance with the terms hereof, then Metris shall consider, to the extent commercially practicable, whether it desires to provide such extra services, and if an authorized representative of Metris notifies CPP in writing of its interest in providing any such services (which notice shall be provided by Metris within 15 days of Metris' receipt of notice from CPP that it desires such extra services), the parties shall negotiate the fees, costs and scope of such services and the parties shall document their agreement in an amendment to this Agreement to be executed by the parties.

4.5 Disputed Amounts. Either party shall have the right to withhold any disputed amounts due hereunder if it in good faith disputes the amount claimed by the other party to be due hereunder and it notifies the other party of such dispute within the Payment Period relating to the statement containing the disputed amount. The foregoing right to withhold payment of disputed amounts (a) shall be limited to only such portion of a payment due which is disputed in good faith, and interest will accrue and be payable on the net amount determined to be payable and (b) shall require the disputing party to: 1) identify specifically the amount in dispute, 2) set forth the basis of the dispute in reasonable detail and 3) remit any non-disputed amounts. Any party withholding of Fees and Costs shall submit a written claim describing its dispute, including the specific circumstances resulting in its claim and the amount thereof, to the Performance Review Committee promptly upon determining that such claim exists and in no event later than five (5) business days following the date upon which withheld Fees and Costs first become due and payable. Any such Claim shall be reviewed by the Performance Review Committee within ten (10) business days following submission. Unless the parties mutually agree that the Performance Review Committee may continue to review a claim, any claim not resolved within five (5) business days of submission shall be deemed unresolved. While the parties agree that they shall attempt to use the procedures described herein in good faith to resolve all applicable claims, nothing described in this paragraph shall be construed as preventing a party from pursuing any legitimate legal or equitable claim nor as a waiver of any remedy available under law.

4.6 Overpayments and Underpayments. Neither payments made by CPP or Metris nor the acceptance of payments by Metris or CPP in the amount or less than the amount shown on Metris' or CPP's statements shall be construed as an acceptance or agreement with the amount so stated or the amount received, respectively. Except as otherwise provided, either CPP or Metris may recover from the other the amount of any actual overpayment or underpayment (i.e. amounts paid in excess, or which are short, of actual amounts due for services rendered). Without limiting the generality of the foregoing, either party may supplement any statement it renders for services for less than the full amount to which it is entitled hereunder; provided that such supplement is made within a reasonable time after the statement being supplemented.

5. Compliance with Laws. In performing Metris Services, Metris will, and will cause the other Metris Companies to, comply in all material respects with all laws, rules and regulations that apply to the performance of the Metris Services. In performing CPP Services, CPP will, and will cause the other CPP Companies to, comply in all material respects with all laws, rules and regulations that apply to the performance of the CPP Services.

6. Audit. Each party shall, and shall cause the other Metris Companies or CPP Companies as applicable, to keep and maintain records relating to the provision of the Metris Services or the CPP Services hereunder so that the applicable Fees and Costs and other payments made in connection therewith (including, without limitation, the delivery of receivables and costs relating to servicing the Serviced Accounts) may be verified.

(a) CPP may audit Metris and the other Metris Companies with respect to (i) the performance of Metris Services to ensure that adequate internal and administrative controls and procedures are being employed, (ii) the applicable Fees and Costs charged and other payments made in connection therewith (including, without limitation, the delivery of receivables and costs related to servicing the Serviced Accounts) to determine any amounts payable by CPP hereunder and (iii) any other matters reasonably required to verify compliance with the terms of this Agreement.

(b) Metris may audit CPP and the other CPP Companies with respect to (i) the performance of CPP Services to ensure that adequate internal and administrative controls and procedures are being employed, (ii) the applicable Fees and Costs charged and receivables collected to determine any amounts payable by and to Metris hereunder and (iii) any other matters reasonably required to verify compliance with the terms of this Agreement.

(c) Each party will upon reasonable notice (i) permit authorized governmental regulators, including, without limitation auditors representing the United States Office of the Comptroller of the Currency or Federal Trade Commission ("Regulatory Auditors"), reasonable access, during normal business hours, to audit the books and records of the other party as they relate to compliance of the other party with the terms and conditions of this Agreement (a "Regulatory Audit"), and (ii) cause its personnel to provide such Regulatory Auditors with reasonable assistance in their performance of such Regulatory Audit and investigation. The restriction set forth in paragraph (f) below shall not apply to a Regulatory Audit.

(d) The party requesting the audit may use independent auditors, who may participate fully in such audit, subject to the confidentiality requirements set forth in Section 8.

(e) Any audit conducted by or at the direction of a party will be conducted by such party or its independent auditors in a manner which does not unreasonably interfere with the other party's normal operations and no such audit shall require a party to divulge any records, including certain customer information, to the extent prohibited by applicable laws or subject to attorney client or other privilege.

(f) Any such audits, other than Regulatory Audits, shall be conducted during regular business hours, in a manner that does not interfere unreasonably with the operations of the Metris Companies or the CPP Companies. Such audits shall be conducted not more than once in any calendar quarter. Subject to the foregoing limitations, any such audit shall be conducted when requested by notice given not less than 10 business days prior to the commencement of the audit.

(g) If an examination reveals more than a 10 percent overpayment or underpayment by either party in relation to any of the services, then the expenses for the audit performed by the auditing party shall be borne by the other party, and the other party shall promptly pay to the auditing party the amount of the overpayment or underpayment.

7. Staffing Plans. None of the CPP Companies shall be precluded from obtaining any of the Metris Services from providers other than the Metris Companies provided that CPP has given Metris a timely Modification Notice. None of the Metris Companies shall be precluded from obtaining any of the CPP Services from providers other than the CPP Companies provided that Metris has given CPP a timely Modification Notice. Each party shall keep the other party generally informed of its plans in this regard in order for the other party to make any appropriate adjustments in staffing and hiring plans.

8.       Confidentiality and Data Security.

               (a) Confidentiality. Each party agrees to hold, and to use reasonable best efforts to cause the other Metris Companies or CPP Companies, whichever is applicable, and its and their employees and representatives to hold, in strict confidence all non-public information concerning the other party ("Confidential Information") and the other CPP Companies or Metris Companies, whichever is applicable, and its or their Affiliates furnished to or obtained by any Metris Company or CPP Company, whichever is applicable, in the course of providing the Metris Services or CPP Services (except to the extent that such information has been (a) in the public domain through no fault of such Metris Company or CPP Company; or (b) lawfully acquired by such Metris Company or CPP Company from sources not subject to any duty of confidentiality other than a CPP Company and any Affiliate of a CPP Company or a Metris Company and any Affiliate of a Metris Company). Each party further agrees that it shall not, and it shall cause its other Metris Companies or CPP Companies, whichever is applicable not to, disclose or release any such confidential information of the other to any person or its companies, except to its employees, representatives and agents who have a need to know such information in connection with such Metris Company's or CPP Company's performance hereunder, unless (i) such disclosure or release is compelled by the judicial or administrative process or (ii) in the opinion of counsel to such Metris Company or CPP Company, such disclosure or release is necessary in light of other requirements of law or the requirements of any governmental entity including, without limitation, disclosure requirements under the Securities Act of 1934, as amended. If Metris or any of the other Metris Companies or CPP or any of the other CPP Companies are requested or become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil or criminal investigative demand, or similar process) or are required by a regulatory body to make any disclosure that is prohibited or otherwise constrained by this Section 8, Metris or any other Metris Company, or CPP or any of the other CPP Companies, as the case may be, will provide CPP or Metris, whichever is applicable, with prompt notice of such request so that the disclosing party may seek an appropriate protective order or other appropriate remedy. Subject to the foregoing, Metris or any other Metris Company or CPP or any of the other CPP Companies may furnish that portion (and only that portion) of the confidential information that, in the written opinion of its counsel, it is legally compelled or is otherwise required to disclose or else stand liable for contempt or suffer other material censure or material penalty; provided, however, that Metris and the other Metris Companies and CPP and the other CPP Companies must use reasonable efforts to obtain reliable assurance that confidential treatment will be accorded any confidential information so disclosed.

               (b) Data Security. Both parties must take appropriate security measures to protect customer information against accidental or unlawful destruction and unauthorized access, tampering and copying during storage in either party's computing environment. Access to the data must be restricted to only the personnel that have a business need. Transmission of such data between parties must be done in a secured method. Sensitive information must be encrypted during transmission. Both parties agree that each will engage appropriate and industry-standard measures necessary to meet information security guidelines as required by the Gramm-Leach-Bliley Act Title V and its implementing regulations.

9. Non-solicitation of Employees. The Parties shall comply with Section 5.18 and
Section 5.19 of the Asset Purchase Agreement.

10.      Intellectual Property Rights.

10.1 License to Metris Companies. If the Metris Companies require the use of any Intellectual Property of any CPP Company for the provision of the Metris Services, CPP for and on behalf of the CPP Companies hereby grants to each Metris Company a nonexclusive, royalty-free license during each relevant Transition Period to use, execute, reproduce, display, perform, distribute copies of, and prepare derivative works based upon any such CPP Company's Intellectual Property, for the sole purpose of providing the Metris Services pursuant to this Agreement; provided that this license does not give any Metris Company the right, and no Metris Company is authorized, to sublicense any rights in such Intellectual Property, except to third party-providers, advisors or consultants pursuant to Section 2.4. All proposed usages of the CPP Companies' trademarks, service marks, trade names or logos shall be subject to the prior written approval of the CPP Companies in advance of their use, and the Metris Companies shall cease all such usage immediately upon termination of this Agreement. In all events, the CPP Companies shall have the right to control the nature and quality of the goods and services offered by the Metris Companies under the trademarks, service marks, trade names and logos licensed according to the terms of this Section 10.1.

10.2 License to CPP Companies. If the CPP Companies require the use of any Intellectual Property of any Metris Company for the provision of the CPP Services, Metris for and on behalf of the Metris Companies hereby grants to each CPP Company a nonexclusive, royalty-free license during each relevant Transition Period to use, execute, reproduce, display, perform, distribute copies of, and prepare derivative works based upon any such Metris Company's Intellectual Property, for the sole purpose of providing the CPP Services pursuant to this Agreement; provided that this license does not give any CPP Company the right, and no CPP Company is authorized, to sublicense any rights in such Intellectual Property, except to third party providers, advisors or consultants pursuant to
Section 2.4. All proposed usages of the Metris Companies' trademarks, service marks, trade names or logos shall be subject to the prior written approval of the Metris Companies in advance of their use, and the CPP Companies shall cease all such usage immediately upon termination of this Agreement. In all events, the Metris Companies shall have the right to control the nature and quality of the goods and services offered by the CPP Companies under the trademarks, service marks, trade names and logos licensed according to the terms of this
Section 10.2.

10.3 Ownership of Metris System. CPP agrees that all right, title and interest, including without limitation all Intellectual Property, in and to the Metris System (as defined in Schedule A), shall at all times remain the property of the applicable Metris Company and their licensors, subject to the limited rights granted to CPP Companies under this Agreement.

10.4 Ownership of Intellectual Property. The licenses granted in Sections 10.1 and 10.2 shall not provide any ownership rights in the licensed Intellectual Property to the licensee or any third-party provider. Any Intellectual Property rights arising from the Metris Companies' or third-party providers' use of the CPP Companies' Intellectual Property and based upon or derived from the CPP Companies' Intellectual Property shall be the property of CPP Company. Any Intellectual Property rights arising from the CPP Companies' or third-party providers' use of the Metris Companies' Intellectual Property and based upon or derived from the Metris Companies' Intellectual Property shall be the property of Metris Company.

10.5 No Representations or Warranties as to Intellectual Property. Nothing in this Agreement shall be, or be deemed to be, a warranty or representation by the licensor as to the existence, ownership, validity, enforceability or value of any of the licensed Intellectual Property or the rights granted hereunder.

11. Representations and Warranties.

11.1 Metris. Metris represents and warrants to the CPP Companies as follows: (a) Metris has all requisite corporate power and authority to execute and deliver this Agreement and perform all of its obligations hereunder; (b) the execution, delivery and performance of this Agreement have been duly authorized by Metris, and this Agreement constitutes a valid and binding agreement of Metris, enforceable in accordance with its terms (except as enforcement may be limited by laws governing bankruptcy and creditors' rights generally); and (c) Metris shall commit no act or omission and shall use commercially reasonable efforts to ensure that no act or omission is committed by any employee (excepting any Leased Employee) agent or contractor engaged by Metris that results in the exposure of the Metris System to any "timebomb" or other destructive computer programming routine, and Metris shall, and shall cause the Metris Companies, any employee, agent or contractor engaged by Metris Companies and any Permitted Users to, use commercially reasonable efforts to ensure that no acts or omissions result in the introduction or replication of any viruses, Trojan horses, or worms that damage, detrimentally interfere with, surreptitiously intercept, or appropriate the Metris System or any data or personal information of any of the CPP Companies, or of any of its customers, or that are intended to do so.

11.2 CPP. CPP represents and warrants to the Metris Companies as follows: (a) CPP has all requisite organizational power and authority to execute and deliver this Agreement and perform all of its obligations hereunder; (b) the execution, delivery and performance of this Agreement have been duly authorized by CPP, and this Agreement constitutes a valid and binding agreement of CPP, enforceable in accordance with its terms (except as enforcement may be limited by laws governing bankruptcy and creditors' rights generally); and (c) CPP shall use commercially reasonable efforts to commit no act or omission and shall ensure that no act or omission is committed by any Permitted User, Leased Employee, employee, agent or contractor engaged by CPP that results in the exposure of the Metris System to any "timebomb" or other destructive computer programming routine, and CPP shall, and shall cause the CPP Companies, any Leased Employee, employee, agent or contractor engaged by CPP Companies and any Permitted Users to, use commercially reasonable efforts to ensure that no acts or omissions result in the introduction or replication of any viruses, Trojan horses, or worms that damage, detrimentally interfere with, surreptitiously intercept, or appropriate the Metris System or any data or personal information of any of the Metris Companies, or of any of its customers, or that are intended to do so.

12.      Indemnities.

12.1 Indemnity by Metris. Metris agrees to indemnify, defend and hold harmless each of the CPP Companies to the fullest extent lawful and in accordance with the procedures described in Section 12.3, from any and all Losses arising out of or relating to (a) any breach by any Metris Company under this Agreement; (b) any gross negligence or willful misconduct by any Metris Company (or its employees (other than Leased Employees), representatives or agents) in performance of this Agreement, including, without limitation, any claim or action by, or on behalf of, or related to, the employees of any Metris Company, including, but not limited to, claims arising under occupational health and safety or other applicable federal, state or local laws or regulations or (c) claims of infringement or misappropriation of any Intellectual Property Right alleged to have occurred because of the provision of systems, software or other resources to a CPP Company by a Metris Company (including Metris System), provided that Metris has no liability for any claim, suit or action pursuant to this Section 12.1 to any CPP Company to the extent based upon or arising out of
(i) any CPP Company's combination, operation or use of such systems, software or other resources with systems, resources or elements not provided by a Metris Company if but for such combination no infringement would have occurred and further provided that Metris' liability for indemnified Losses arising out of or relating to this subsection 12.1(c) shall be limited to five hundred thousand dollars US ($500,000.00); (ii) any repair, adjustment, modification or alteration to such systems, software or other resources, except that performed or authorized by a Metris Company; or (iii) any use of such systems, software or other resources in violation of this Agreement; provided that Metris shall have no obligation to indemnify and hold harmless any CPP Company under this Section
12.1 in respect of Losses which are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of any CPP Company or any of its employees, representatives or agents.

12.2 Indemnity by CPP. CPP agrees to indemnify, defend and hold harmless each of the Metris Companies to the fullest extent lawful and in accordance with the procedures described in Section 12.3, from any Losses arising out of or relating to (a) any breach by any CPP Company under this Agreement; (b) any gross negligence or willful misconduct by any CPP Company (or its employees, representatives or agents) or any Leased Employee or Permitted User, in performance of this Agreement; (c) any claims of infringement or misappropriation of any Intellectual Property alleged to have occurred because of the provision of systems, software or other resources provided to a Metris Company by a CPP Company, provided that CPP has no liability for any claim, suit or action pursuant to this Section 12.2 to any Metris Company to the extent based upon or arising out of (i) any Metris Company's combination, operation or use of such systems, software or other resources with systems, resources or elements not provided by a CPP Company if but for such combination no infringement would have occurred and further provided that CPP's liability for indemnified Losses arising out of or relating to this subsection 12.2(c) shall be limited to five hundred thousand dollars US ($500,000.00); (ii) any repair, adjustment, modification or alteration to such systems, software or other resources, except that performed or authorized by a CPP Company; or (iii) any use of such systems, software or other resources in violation of this Agreement; provided, further, that CPP shall have no obligation to indemnify and hold harmless any Metris Company under this Section 12.2 in respect of Losses which are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of any Metris Company or any of its employees, representatives or agents.

12.3     Procedure for Indemnification

          (a) If any Person shall claim indemnification (the "Indemnified Party") hereunder for any claim other than a third party claim, the Indemnified Party shall promptly give written notice to the other party from whom indemnification is sought (the "Indemnifying Party") of the nature of the claim in detail and amount of the claim. If an Indemnified Party shall claim indemnification hereunder arising from any claim or demand of a third party, including any Authority (a "Third-Party Claim"), the Indemnified Party shall promptly give written notice (a "Third-Party Notice") to the Indemnifying Party of the basis for such claim or demand, setting forth the nature of the claim or demand in detail and the amount of the claim. The rights of the Indemnified Party to be indemnified hereunder shall not be adversely affect by its failure to give, or its failure to timely give, such notice with respect thereto unless, and if so, only to the extent that, the Indemnifying Party is materially prejudiced thereby.

          (b) In the event that an Indemnifying Party which receives notice of an indemnification claim contests its liability for such indemnification claim, such party shall send written notice to the Indemnified Party of its dispute of indemnification within 15 days thereof. If the parties are unable to resolve such dispute of indemnification within 60 days after the date of the notice of dispute, the Indemnified Party may bring an action against the Indemnifying Party to enforce such indemnification claim.

          (c) (i) The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume the defense of such Third Party Claim which involves (and continues to involve) solely monetary damages; provided that (A) the Indemnifying Party expressly agrees in such notice, that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim; and (B) the defense or settlement of such Third Party Claim by the Indemnifying Party will not, in the reasonable judgment of the Indemnified Party, have an adverse effect on the Indemnified Party's business (the conditions set forth in clauses (A) and (B) are collectively referred to as the "Litigation Conditions"); provided, however, that if the parties in any action shall include both an Indemnifying Party and an Indemnified Party, and the Indemnified Party shall have reasonably concluded that there are available different or additional defenses to the Indemnified Party, the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf; and provided further, however, that the Indemnifying Party shall forfeit the right to control the defense or settlement of any such claim if, at any time after assuming the defense or settlement thereof, the Indemnifying Party no longer satisfies the Litigation Conditions.

               (ii) With respect to any Third Party Claim for which indemnification is available ("Indemnified Claim") that is combined or joined with one or more claims which are not Indemnified Claims or with respect to any Indemnified Claim under which both the indemnified party and the indemnifying party may be liable. Sellers or Purchasers, as the case may be, shall have the right to participate in, and control the defense of, such claims as to which it has sole liability, at its own expense and with its own counsel. Purchasers and Sellers shall cause their respective counsel to cooperate in the defense of such Third Party Claims, and shall endeavor to coordinate their defenses with a view towards avoiding prejudice to the overall defense of the Third Party Claim. (iii) Subject to the foregoing, if the Indemnifying Party elects to compromise or defend such Third Party Claim, it shall within 20 days (or sooner, if the nature of the Third Party Claim so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall reasonably cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Third Party Claim. If the Indemnifying Party elects not to compromise or defend the Third Party Claim, fails to notify the Indemnified Party of its election as herein provided, or fails to satisfy the Litigation Conditions, the Indemnified Party may, subject to clause (v) of this Section 12.3(c), pay, compromise or defend such Third Party Claim.

               (iv) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other party is defending as provided in this Agreement. If the Indemnifying Party elects (and is permitted hereunder) to defend any claim, the Indemnified Party shall, subject to receipt of a reasonable confidentiality agreement, make available to the Indemnifying Party any books, records or other documents within its control, and the reasonable assistance of its employees, for which the Indemnifying party shall be obliged to reimburse the Indemnified Party for the reasonable out-of-pocket expenses of making them available.

               (v) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement which commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief binding solely on the Indemnified Party and that would not involve a Purchaser Loss or Seller Loss (as the case may be) with respect to which the Indemnified Party would have an indemnification obligation. The Indemnified Party shall have the right to settle any Third Party Claim involving monetary damages or that would involve a Purchaser Loss or Seller Loss (as the case may be) with respect to which the Indemnified Party would have an indemnification obligation (a "Non-Equitable Only Claim") with the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. At the Indemnifying Party's request in connection with the settlement of a Non-Equitable Only claim, the Indemnified Party shall provide the Indemnifying Party with a good faith estimate (which may be expressed within a range of values), based on such facts as are reasonably available to the Indemnified Party at the time the Non-Equitable Only Claim is proposed to be settled, of the amount of Purchaser Losses or Seller Losses (as the case may be) that the Indemnified Party expects to incur as a result of such settlement. Such estimate shall not limit an Indemnified Party's right to indemnification under this Article to the extent facts not reasonably available to the Indemnified Party at the time such estimate was prepared or facts later discovered or established by the Indemnified Party establish Purchaser Losses or Seller Losses (as the case may be) in excess of amounts set forth in such estimate.

          (d) Amounts paid in respect of indemnification obligations of the parties shall be treated as an adjustment to the Purchase Price. Whether or not the Indemnifying Party chooses to defend or prosecute any claim involving a third party, subject to Section 12.3, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith.

12.4 Survival of Indemnification. The provisions of this Article 12 shall expressly survive any termination of this Agreement for a period of two (10) years.

13.      Termination.

13.1 By CPP. CPP may terminate this Agreement for cause if Metris materially breaches any of its duties or obligations under the Agreement which breach is not cured within 30 days' written notice of the breach from CPP to Metris. CPP may terminate this Agreement with respect to specific Metris Companies or Metris Services, at any time and from time to time on 60 day's prior written notice to Metris. If CPP chooses to partially terminate this Agreement, the charges payable hereunder shall be equitably adjusted to reflect those Metris Services that are terminated subject to the provisions of Section 4.1 of this Agreement.

13.2 By Metris. Metris may terminate this Agreement for cause if CPP materially breaches any of its duties or obligations under the Agreement, which breach is not cured within 30 days following written notice of the breach from Metris to CPP. With the exception of the Travel Services described in Schedule B-4, or any of the Metris Services, which may not be terminated or reduced unilaterally by Metris during the Term, Metris may terminate this Agreement with respect to specific CPP Companies or CPP Services at any time and from time to time on 60 day's prior written notice to CPP. If Metris chooses to partially terminate this Agreement, the charges payable hereunder shall be equitably adjusted to reflect those CPP Services that are terminated subject to the provisions of Section 4.1 of this Agreement.

14. Performance Review Committee.

(a) CPP and Metris will establish a performance review committee, which shall consist of three representatives from each party to meet (in person or by tele-conference or other appropriate method) as often as the parties mutually agree from time to time to review performance under applicable service level standards as set forth in this Agreement, including standards set forth in the Schedules hereto, resolve disputes and make recommendations on process and performance improvements (the "Review Committee"). All Review Committee decisions must be agreed to through committee consensus (which shall be deemed reached if a majority of the representatives of each party agree and all representatives are present) and documented in writing to bind either party. Any Review Committee decision that materially alters or modifies this Agreement shall be void unless properly executed as an amendment to this Agreement.

(b) Among the initial responsibilities of the Review Committee shall be the establishment of remedies for substantial deviations from service level standards, appropriate allocation of costs with respect to termination, decreases and/or increases in levels of Metris Services and CPP services, and identification and resolution of issues not contemplated in this Agreement. Both parties shall diligently apply their best efforts to resolve issues raised by the Review Committee fairly and equitably.

(c) Nothing contained in this Agreement, and no action taken or recommended by the Review Committee, shall be deemed to:

               (i) make any party hereto (or any of such other party's employees, agents or representatives) an employee, agent, or representative of the other party;

               (ii) create any partnership, joint venture, association, or syndicate between the Parties;

               (iii) confer on any party any express or implied right, power or authority to enter into any agreement, express or implied, or to incur any obligation or liability on behalf of any other Party; or

               (iv) require any party to take any action which is contrary to any regulatory or legal requirements or standards.

15. Consequences of Expiration or Termination. (a) Upon expiration or termination, without limiting each party's rights and remedies at law and in equity, but subject to any exclusive remedies set forth herein:

               (i) all Intellectual Property licenses provided herein shall immediately terminate;

               (ii) CPP shall, and shall cause the CPP Companies to return to Metris and the other Metris Companies all leased equipment, including all Leased PCs,

               (iii) CPP shall, and shall cause the CPP Companies to, return to Metris and the Metris Companies all of the Metris Companies' Confidential Information in CPP Company's possession and control; and

               (iv)  Metris  shall,  and shall  cause the Metris  Companies  to, return to CPP and the other CPP Companies all of the CPP Companies' Confidential Information in a Metris Company's possession and control.

         (b) Commencing upon receipt of any notice of termination (including, without limitation, notice based upon breach or default by CPP), and continuing, if applicable, through the date of termination of this Agreement, Metris shall and shall cause the Metris Companies to provide to CPP, the other CPP Companies or at CPP's request to CPP's designee, at CPP's sole expense, reasonable termination assistance requested by CPP, the CPP Companies or such designee to allow the Metris Services to continue without interruption or adverse effect and to facilitate the orderly transfer of the various functions included within the Metris Services to CPP, the CPP Companies or such designee.

16. General.

16.1 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received (a) if given by certified or registered mail, return receipt requested, postage prepaid, three Business Days after being deposited in the U.S. or U.K. mails, as applicable, and (b) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as follows:

     If to a CPP Company:
                               CPP Holdings Limited
                               Holgate Park
                               York, United Kingdom
                               YO26 4GA
                               Attention: Company Secretary

     With a copy to:
                               Jones Day
                               77 West Wacker
                               Chicago, Illinois 60601-1692
                               Attention:  Elizabeth C. Kitslaar

     If to a Metris Company:
                               Metris Companies Inc.
                               10900 Wayzata Blvd
                               Minnetonka, MN  55305
                               Attn: President or Chief Executive Officer


     with a copy to:
                               (same address)
                               Attn: General Counsel

or to such other addresses as may be specified by any such Persons to the other Persons, pursuant to notice given by such Person in accordance with the provisions of this Section 16.1.

16.2 Assignment. No party may assign or transfer any or all of its rights or obligations under this Agreement without the prior written approval of the other party; which shall not be unreasonably withheld.

16.3 Benefit of the Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, however, that CPP may without such consent assign or delegate its rights and obligations hereunder or under any instrument executed in connection herewith as collateral security to any lender providing financing to CPP in connection herewith, provided, however, that no such assignment shall release CPP from any obligation hereunder or under any instrument executed in connection herewith. Except as otherwise set forth in Section 12 with respect to indemnification of indemnified parties hereunder, nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and their respective successors and assigns.

16.4 Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

16.5 Entire Agreement. This Agreement, together with the Schedules, Attachments and Exhibits hereto, and any other documents and instruments referred to herein or expressly contemplated hereby, contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and no other representations, promises, agreements or understandings regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound thereby and dated on or after the date hereof.

16.6 Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the date hereof and signed by CPP and Metris. No waiver of any breach, term or condition of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term or condition.

16.7 Counterparts. This Agreement may be executed in counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16.8 Severability. In case any one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

16.9 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware (without reference to the conflict of law provisions thereof).

16.10 Expenses. Other than as specifically provided in this Agreement, each party hereto shall pay all of its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

16.11    JURISDICTION; WAIVER OF JURY TRIAL; VENUE.

          (a) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY DELAWARE STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW CASTLE COUNTY, DELAWARE, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH DELAWARE STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT IN THE COURTS OF ANY OTHER JURISDICTION.

          (b) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          (c) EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY DELAWARE STATE OR FEDERAL COURT SITTING IN NEW CASTLE COUNTY, DELAWARE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

          (d) NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS SECTION 16.11, IN THE EVENT THAT A PARTY AGAINST WHOM ANY CLAIM, RIGHT OR CAUSE OF ACTION IS ASSERTED COMMENCES, OR HAS COMMENCED AGAINST IT, BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS, THE PARTY OR PARTIES ASSERTING SUCH CLAIM, RIGHT OR CAUSE OF ACTION SHALL HAVE NO OBLIGATIONS UNDER THIS SECTION 16.11 AND MAY ASSERT SUCH CLAIM, RIGHT OR CAUSE OF ACTION IN THE MANNER AND FORUM IT DEEMS APPROPRIATE, SUBJECT TO APPLICABLE LAWS.

16.12 No Partnership, Agency or Joint Venture. The parties are independent, and nothing in this Agreement will create any partnership, joint venture, agency, franchise, sales representative, servant or employment relationship between or among the parties or any Affiliates of the parties, and no party to this Agreement will have any authority whatsoever to bind the other party to any obligation.

16.13 Exhibits and Schedules. All exhibits and schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

16.14 Force Majeure. If the performance of any part of this Agreement (except for payment of money) by a party is prevented, hindered, delayed or otherwise made impractical by reason of flood, earthquake, riot, fire, explosion, war, terrorist activity, or any other cause, whether similar or dissimilar to those listed, beyond the reasonable control of that party ("Force Majeure Event"), that party shall be excused from such performance to the extent that it is prevented, hindered or delayed. If any Force Majeure Event occurs, the nonperforming party shall make reasonable efforts to notify the other party of the nature of such Force Majeure Event and the extent of the delay and shall make reasonable, good faith efforts to resume performance as soon as possible. The foregoing notwithstanding, either party's obligation to make payments to the other under this Agreement shall be excused for the period that any performance upon which such payment obligation is founded pursuant to the terms of this
Section 16.14.

16.15 Survival. Any provision of this Agreement which contemplates performance or observance by either or both parties subsequent to any termination of this Agreement shall survive any termination of this Agreement and continue in full force and effect.

16.16 Order of Precedence. In the event of any inconsistency between or among the main body of this Agreement, the Schedules to this Agreement, or the attachments to the Schedules to this Agreement, the following order of precedence shall govern: (i) the Schedules to this Agreement; (ii) the attachments to the Schedules to this Agreement; and (iii) the main body of this Agreement .

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                           INTENTIONALLY LEFT BLANK.]



CPP and Metris each represent that the individual signing this Agreement on its behalf has the power and authority to enter into this Agreement and that this Agreement constitutes its valid and binding obligation.


CPP HOLDINGS LIMITED                    METRIS COMPANIES INC.


By: /s/Andrew C. Fisher                 By: /s/David D. Wesselink
Title: Director                         Title:  Chairman and CEO
Date: July 29, 2003                     Date: July 29, 2003


CPP US OPERATIONS GROUP, LLC            MES INSURANCE AGENCY, LLC


By: /s/Andrew C. Fisher                 By: /s/David D. Wesselink
Title: President and CEO                Title:  Chief Manager
Date: July 29, 2003                     Date: July 29, 2003



                                   Schedule A

                                 Metris Services


This schedule is comprised of the following documents, each of which is attached hereto:


SCHEDULE A-1, CORPORATE RISK MANAGEMENT


Schedule A-2, Financial and Accounting


SCHEDULE A-3, HUMAN RESOURCES

SCHEDULE A-4, IT

SCHEDULE A-5, VENDOR MANAGEMENT

SCHEDULE A-6, ALLOCATION OF COSTS





                                   Schedule B


                                  CPP Services


This schedule is comprised of the following documents, each of which is attached hereto:


CPP SERVICES PROVIDED TO METRIS - IT,  B-1


CPP SERVICES PROVIDED TO METRIS - METRIS MEMBERSHIPS A/R, B-2


CPP SERVICES PROVIDED TO METRIS - QA & SERVICING, B-3


CPP SERVICES PROVIDED TO METRIS - TRAVEL, B-4




                                   Schedule c


                      Regulated and non-regulated Services


This schedule is comprised of the following documents, each of which is attached hereto:


METRIS & CPP NON-REGULATED MEMBERSHIPS SETTLEMENT, C-1


Regulated products Service Agreement, c-2